                            Agreement with LCI Quest

                   LCI INTERNATIONAL Simply Guaranteed Plus SM
                              Competitive Promotion

               Monthly Commitment and Term Agreement - PROMOTIONAL

             $100      $250      $500      $1000    $2000     $4000     $7000    $20,000    $35,000    $50,000    $75,000     $100,000
                                                                                     X
                                                           LCI OFFICE USE ONLY
 M-M         800010    N/A       N/A       N/A      N/A       N/A       N/A      N/A        N/A        N/A        N/A         N/A
1 YR         810010    810021    810101    810202   810420    810702    811202   812003     813605     815003     817503      819993
2 YR         820010    820021    820101    820202   820402    820702    821202   822003     823605     825003     827503      829993
3 YR       x 830010    830021    830101    830202   830402    830702    831202   832003     833605     835003     837503      839993

DEFINITIONS: "you", "your", and "Customer" refers to the name of the company or entity on whose behalf this Agreement is being executed. "LCI" refers to LCI
International Telecom Corp. "Effective Date" is the date this Agreement executed.

TARIFF CONSIDERATIONS: LCI will provide to you and you will receive from LCI, interstate and international telecommunications service(s) provided pursuant to
LCI Tariffs FCC No 1 and 2, and any other applicable interstate and international tariff of LCI and its affiliate. Interstate telecommunication services are provided pursuant to LCI's applicable state tariffs governing such services. This Agreement is subject to and incorporates by reference the terms of each such tariff. LCI may modify its tariffs from time to time in accordance with law, which modifications may effect service(s) licenses to you. In order to receive LCI Access SM Service you must sign an addendum to this Agreement.

MONTHLY COMMITMENT: Customer hereby agrees to the minimum monthly usage commitment ("Monthly Commitment") described above. During any month of the Term specified above that your total usage of LCI Simply Guaranteed Plus SM Service falls below the Monthly Commitment, you shall pay for each such month the actual amount billed for that service plus the difference between the amount and the
Monthly Commitment. LCI with count Customer's total LCI Simply Guaranteed Plus
SM Services charges based on the applicable tariffed rates associated with the
Monthly Commitment uniform above less taxes, international; data services,
Monthly Recurring Charges (exclusive of LCI Access MRCs), and non-recurring charges to determine whether you satisfy the Monthly Commitment requirement designated above.

THE GUARANTEES: In consideration of Customer's commitment to use LCI Simply
Guaranteed Plus SM Service at the usage agreed for the Term specified above. LCI agrees to provide LCI Simply Guaranteed Plus SM switched and dedicated serviced for the duration of this Agreement at the LCI tariffed rates in effect at the time this Agreement is executed by Customer. This guarantee does not apply to changes or surcharges mandated by any state of federal regulatory entity.

TERMINATION: Either Customer of LCI may terminate this Agreement at the end of the initial Term by providing not less than thirty- (30) days written notice.
Customer's notice of termination must be sent to, LCI International Telecom
Corp., Cancellation notification Department 0270/1021, 4650 Lakehurst Court,
Dublin, OH 43018. If written notification is not submitted to LCI at least thirty (30) days prior to expiration of this Agreement and LCI has not given notice of termination to Customer, this Agreement shall automatically renew at the same Monthly Commitment level and Term and at the tariffed rates and/or published rates in effect at the time of such renewal. LCI is providing services pursuant to the LCI and if the Customer terminated early, it will be subject to the early termination charges stated in the tariff.

MISCELLANOUS: Customer may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of LCI.

This Agreement together with the LCI tariffs constitutes the entire agreement between the parties and supersedes and prior or contemporaneous proposes, discussions, or agreements, whether verbal or written, concerning LCI Simply
Guaranteed Plus SM. All amendments to this Agreement must be in writing and signed by both parties.

AGREED TO AND ACCEPTED